Exhibit 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER
2011 FINANCIAL RESULTS

SCOTTS VALLEY, CA — January 19, 2011 — Seagate Technology plc (NASDAQ: STX) today reported financial results for the quarter ended December 31, 2010. The company shipped 48.9 million disk drives and on a GAAP basis reported revenue of $2.7 billion, gross margin of 19.5%, net income of $150 million and diluted earnings per share of $0.31. On a non-GAAP basis, which excludes the net impact of purchased intangibles amortization and restructuring, Seagate reported net income of $159 million and diluted earnings per share of $0.33 for the quarter ended December 31, 2010.

For the six months ended December 31, 2010, the company reported on a GAAP basis revenue of $5.4 billion, gross margin of 19.9%, net income of $299 million and diluted earnings per share of $0.61. On a non-GAAP basis, which excludes the impact of purchased intangibles amortization and restructuring, Seagate reported net income of $339 million and diluted earnings per share of $0.70.

For reconciliation of non-GAAP to GAAP results, see accompanying financial tables.

Establishment of Revolving Credit Facility

On January 18, 2011 the company and its subsidiary Seagate HDD Cayman (“the Borrower”) entered into a Credit Agreement which provides for a $350 million senior secured revolving credit facility. The revolving credit facility is currently undrawn and provides the company with flexibility to meet its business needs. Additional details regarding the Credit Agreement can be found in the Form 8-K filed today.

Seagate Technology Reports Fiscal Second Quarter 2011 Results

Investor Communications

Seagate will hold a conference call to review its second fiscal quarter results today at 2:00 p.m. Pacific Time. The conference call will consist of opening comments from Steve Luczo, CEO, followed by a question and answer session with the executive management team. During today’s conference call, the company will provide an outlook for its third fiscal quarter of 2011, including key underlying assumptions.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investor relations section of seagate.com.

Conference Call

The conference call can be accessed online at seagate.com or by phone as follows:

USA: (866) 770-7051

International: (617) 213-8064

Participant Passcode: 69764926

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time. The replay can be accessed from seagate.com.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control. In particular, global economic conditions may pose a risk to the company’s operating and financial performance. Such risks and uncertainties also include the impact of variable demand; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K, Form 10-K-A and Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on August 20, 2010, October 6, 2010 and November 3, 2010, respectively, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Seagate Technology Reports Fiscal Second Quarter 2011 Results

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 31, 2010	July 2, 2010 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,528	$2,263
Short-term investments	286	252
Restricted cash and investments	97	114
Accounts receivable, net	1,392	1,400
Inventories	808	757
Deferred income taxes	112	118
Other current assets	603	514
Total current assets	5,826	5,418

Property, equipment and leasehold improvements, net	2,262	2,263
Deferred income taxes	376	395
Other assets, net	194	171
Total assets	$8,658	$8,247

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,832	$1,780
Accrued employee compensation	129	263
Accrued warranty	194	189
Accrued expenses	453	422
Accrued income taxes	10	14
Current portion of long-term debt	560	329
Total current liabilities	3,178	2,997

Long-term accrued warranty	173	183
Long-term accrued income taxes	57	59
Other non-current liabilities	109	111
Long-term debt, less current portion	2,365	2,173
Total liabilities	5,882	5,523

Shareholders’ equity:
Total shareholders’ equity	2,776	2,724
Total liabilities and shareholders’ equity	$8,658	$8,247

(a) The information in this column was derived from the company’s audited Consolidated Balance Sheet as of July 2, 2010.

Seagate Technology Reports Fiscal Second Quarter 2011 Results

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2010	January 1, 2010	December 31, 2010	January 1, 2010

Revenue	$2,719	$3,027	$5,417	$5,690

Cost of revenue	2,190	2,104	4,338	4,114
Product development	213	227	422	434
Marketing and administrative	102	110	206	217
Amortization of intangibles	1	8	2	16
Restructuring and other, net	7	—	11	46
Impairment of long-lived assets	—	—	—	64
Total operating expenses	2,513	2,449	4,979	4,891

Income from operations	206	578	438	799

Interest income	2	1	4	2
Interest expense	(46)	(41)	(92)	(87)
Other, net	13	(11)	(22)	(7)
Other expense, net	(31)	(51)	(110)	(92)

Income before income taxes	175	527	328	707
Provision for (benefit from) income taxes	25	(6)	29	(5)
Net income	$150	$533	$299	$712

Net income per share:
Basic	$0.32	$1.07	$0.64	$1.43
Diluted	0.31	1.03	0.61	1.38
Number of shares used in per share calculations:
Basic	469	498	470	496
Diluted	486	520	487	518

Seagate Technology Reports Fiscal Second Quarter 2011 Results

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Six Months Ended
	December 31, 2010	January 1, 2010
OPERATING ACTIVITIES
Net income	$299	$712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	379	396
Share-based compensation	26	25
Loss on extinguishment of debt	24	—
Impairment of long-lived assets	—	64
Deferred income taxes	27	6
Other non-cash operating activities, net	(9)	22
Changes in operating assets and liabilities:
Accounts receivable, net	9	(300)
Inventories	(51)	(58)
Accounts payable	243	229
Accrued employee compensation	(134)	63
Accrued expenses, income taxes and warranty	20	(87)
Other assets and liabilities	(81)	(41)
Net cash provided by operating activities	752	1,031
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(560)	(192)
Purchases of short-term investments	(145)	(190)
Sales of short-term investments	96	22
Maturities of short-term investments	13	79
Change in restricted cash and investments	17	11
Other investing activities, net	(1)	(3)
Net cash used in investing activities	(580)	(273)
FINANCING ACTIVITIES
Proceeds from short-term borrowings	—	15
Repayment of short-term borrowings	—	(350)
Repayments of long-term debt and capital lease obligations	(362)	(380)
Net proceeds from issuance of long-term debt	736	—
Repurchases of ordinary shares	(305)	—
Change in restricted cash and investments	—	379
Proceeds from issuance of ordinary shares under employee stock plans	24	42
Net cash provided by (used in) financing activities	93	(294)

Increase in cash and cash equivalents	265	464
Cash and cash equivalents at the beginning of the period	2,263	$1,427
Cash and cash equivalents at the end of the period	$2,528	$1,891

Seagate Technology Reports Fiscal Second Quarter 2011 Results

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Seagate provides non-GAAP measures of net income and diluted net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the company’s current financial performance and our prospects for the future. Specifically, the company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the company.

These non-GAAP results are some of the primary measurements management uses to assess the company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

Seagate Technology Reports Fiscal Second Quarter 2011 Results

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended December 31, 2010	For the Six Months Ended December 31, 2010

GAAP net income		$150	$299
Non-GAAP adjustments:
Loss on extinguishment of debt	A	—	24
Restructuring charges	B	7	11
Amortization of purchased intangible assets	C	2	5
Adjustments for taxes	D	—	—

Non-GAAP net income		$159	$339

Diluted net income per share:
GAAP		$0.31	$0.61

Non-GAAP		$0.33	$0.70

Shares used in diluted net income per share calculation:		486	487

A	The company incurred a loss upon redemption of its 5.75% Subordinated Debentures due March 2012 and its 2.375% Convertible Senior Notes due August 2012.

B	For the three and six months ended December 31, 2010, the company recorded restructuring charges primarily related to the planned closure of its Ang Mo Kio manufacturing operations in Singapore.

C	For the three and six months ended December 31, 2010, amortization of purchased intangible assets acquired in acquisitions was allocated as follows:

	For the Three Months Ended December 31, 2010	For the Six Months Ended December 31, 2010

Cost of revenue	$1	$3
Amortization of intangibles	1	2

Total amortization of purchased intangible assets	$2	$5

D	To exclude the tax effects, where applicable, of adjustments to GAAP net income